Exhibit 99.1
Tallgrass Energy Partners Reports Record Second Quarter 2015 Results; Tallgrass Energy GP Reports Initial Results Following IPO
LEAWOOD, Kan.--(BUSINESS WIRE)--July 30, 2015--Tallgrass Energy Partners, LP (NYSE: TEP) ("TEP") and Tallgrass Energy GP, LP (NYSE: TEGP) ("TEGP") today reported financial and operating results for the second quarter of 2015. TEP and TEGP are collectively referred to as Tallgrass Energy.
"We are reporting another record quarter at TEP and announcing TEGP's results for its first quarter as a public company," said David G. Dehaemers, Jr., President and CEO of Tallgrass Energy. "Our second quarter distribution increased 11.5 percent compared to the first quarter of 2015, thanks to solid performance at each of our business segments and our ownership of a 66.7 percent membership interest in Pony Express. As a result, TEP has already met our 20 percent distribution growth guidance for the full year 2015 with half of the year still remaining. Since our beginning in 2012, the Tallgrass Energy team has successfully executed our plan and delivered exceptional results, even in the challenging environment recently facing the energy commodity markets."
Second Quarter Distributions
Tallgrass Energy Partners, LP
As previously announced, the board of directors of TEP's general partner declared a quarterly cash distribution to partners of $0.58 per common unit for the second quarter of 2015. This quarterly distribution represents $2.32 on an annualized basis. The quarterly distribution will be paid on Friday, August 14, 2015, to unitholders of record as of the close of business on Friday, July 31, 2015.
Tallgrass Energy GP, LP
As previously announced, the board of directors of TEGP's general partner declared a quarterly cash distribution to Class A shareholders of $0.073 per Class A share, which is prorated for the number of days between the closing of TEGP’s initial public offering on May 12, 2015 and the end of the second quarter. The distribution corresponds to a pro forma full-quarter, non-prorated distribution of $0.133 per Class A share or $0.532 on an annualized basis. The quarterly distribution will be paid on Monday, August 17, 2015, to Class A shareholders of record as of the close of business on Friday, July 31, 2015.

Tallgrass Energy Partners, LP
The financial results for all periods presented in the table below include the applicable results of operations of our 33.3 percent membership interest in Tallgrass Pony Express Pipeline, LLC (“Pony Express”), which was acquired by TEP effective September 1, 2014, except for the period under the column "As Reported in 2014." The acquisition of an additional 33.3 percent membership interest in Pony Express effective March 1, 2015, is presented prospectively from the date of acquisition, and as a result, financial information for periods prior to March 1, 2015, have not been recast to reflect the additional 33.3 percent membership interest. The financial results for all periods presented in the table below, including the period "As Reported in 2014," include the results of Trailblazer Pipeline Company LLC, which was acquired by TEP effective April 1, 2014.
Summary Financial Information

Three Months Ended June 30,	Six Months Ended June 30,
(in thousands, except coverage and per unit data)	2015	2014	As Reported in 2014	2015	2014	As Reported in 2014

Net income attributable to partners	$44,899	$15,286	$16,867	$77,218	$32,410	$35,499
Add:
Interest expense, net of noncontrolling interest	3,893	2,139	2,140	7,333	3,433	3,433
Depreciation and amortization expense, net of noncontrolling interest	18,302	8,874	8,622	38,835	16,678	16,174
Non-cash loss from asset sales	—	—	—	4,483	—	—
Non-cash loss (gain) related to derivative instruments	131	(96)	(96)	41	255	255
Non-cash compensation expense	1,727	1,308	1,308	3,254	2,249	2,249
Distributions from unconsolidated investment	—	772	772	—	1,280	1,280
Less:
Gain on remeasurement of unconsolidated investment	—	(9,388)	(9,388)	—	(9,388)	(9,388)
Non-cash loss allocated to noncontrolling interest	—	—	—	(9,377)	—	—
Equity in earnings of unconsolidated investment	—	(273)	(273)	—	(717)	(717)
Adjusted EBITDA	$68,952	$18,622	$19,952	$121,787	$46,200	$48,785
Less:
Maintenance capital expenditures	(3,067)	(2,531)	(4,578)	(3,472)
Cash interest expense	(3,482)	(1,909)	(6,513)	(3,082)
Pony Express deficiency payments received, net	3,416	—	3,708	—
Distributions to noncontrolling interest in excess of earnings	(8,894)	—	(10,997)	—
Cash flow attributable to predecessor operations	—	—	—	(6,637)
Distributable cash flow (DCF)	56,925	15,512	103,407	35,594
Less:
Distributions	(46,180)	(19,684)	(84,966)	(33,372)
Amounts in excess of distributions	$10,745	$(4,172)	$18,441	$2,222
Distribution coverage	1.23	x	0.79	x	1.22	x	1.07	x

Common and subordinated units outstanding	60,576	48,935	60,576	48,935
Distribution per common unit	$0.5800	$0.3800	$1.1000	$0.7050
The "As Reported in 2014" columns for the three and six months ended June 30, 2014, include the impact of the distributions paid on the 8.05 million units issued on July 25, 2014. Excluding the impact of the distributions paid on the 8.05 million units, coverage would have been 0.94x and 1.18x for the three and six months ended June 30, 2014.

Segment Overview
The second quarter 2015 results by segment are summarized below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands)
Natural Gas Transportation & Logistics
Operating income	$9,937	$8,318	$22,490	$21,284
Add:
Depreciation and amortization expense	5,754	6,115	11,825	11,720
Non-cash loss (gain) related to derivative instruments	131	(96)	41	255
Other income, net	769	729	1,481	1,669
Segment Adjusted EBITDA	$16,591	$15,066	$35,837	$34,928

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Crude Oil Transportation & Logistics	(in thousands)
Operating income (loss)	$45,515	$(757)	$59,788	$(1,514)
Add:
Depreciation and amortization expense, net of noncontrolling interest	9,196	252	20,429	504
Adjusted EBITDA attributable to noncontrolling interests	(8,391)	505	(8,391)	1,010
Segment Adjusted EBITDA	$46,320	$—	$71,826	$—

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Processing & Logistics	(in thousands)
Operating income	$3,666	$2,177	$4,720	$9,318
Add:
Depreciation and amortization expense, net of noncontrolling interest	3,352	2,507	6,581	4,454
Non-cash loss from asset sales	—	—	4,483
Distributions from unconsolidated investment	—	772	—	1,280
Adjusted EBITDA attributable to noncontrolling interests	59	55	11	55
Segment Adjusted EBITDA	$7,077	$5,511	$15,795	$15,107
The segment reporting in the table above does not include corporate general and administrative costs or intersegment eliminations. The Crude Oil Transportation & Logistics segment includes figures for 2014 although Pony Express Pipeline was not owned by TEP and did not generate revenue during the three or six month periods ending June 30, 2014.
Adjusted EBITDA in the Natural Gas Transportation & Logistics segment for the second quarter of 2015 was $16.6 million, representing an increase of $1.5 million as compared to the second quarter of 2014 primarily due to lower operating costs and expenses.  Average firm contracted transportation capacity of 1,520 MMcf/d for the second quarter of 2015 was slightly higher than the 1,494 MMcf/d for the second quarter of 2014. When comparing the Natural Gas Transportation & Logistics segment's Adjusted EBITDA for the second quarter of 2015 to its $19.2 million of Adjusted EBITDA for the first quarter of 2015, the decrease of $2.6 million is primarily attributable to lower transportation revenues and higher operating costs.
The Crude Oil Transportation & Logistics segment Adjusted EBITDA was $46.3 million for the second quarter of 2015, representing the operating results of the Pony Express mainline and the lateral in Northeast Colorado, which were placed into commercial service in October 2014 and April 2015, respectively. There were no operating results for the second quarter of 2014 as Pony Express had not yet commenced commercial operations. The Adjusted EBITDA for the second quarter of 2015 represents an increase of $20.8 million over the first quarter of 2015 which was primarily the result of the acquisition of an additional 33.3 percent membership interest in Pony Express on March 1, 2015, the full operation of one of the upstream pipelines that delivers volumes to Pony Express and a decrease in property tax expense estimates during the second quarter of 2015. TEP received distributable cash flow from Pony Express of $40.3 million for its 66.7 percent membership interest for the second quarter of 2015 which is greater than the minimum quarterly preference payment of $36.7 million.

The Processing & Logistics segment generated Adjusted EBITDA of $7.1 million for the second quarter of 2015, representing an increase of $1.6 million as compared to the second quarter of 2014. The increase was primarily due to increased revenues at the water services business during the second quarter of 2015. Approximate average inlet volumes at the processing facilities were 130 MMcf/day for the second quarter of 2015 as compared to 136 MMcf/day for the second quarter of 2014. When comparing the Processing & Logistics segment's $7.1 million of Adjusted EBITDA for the second quarter of 2015 to its Adjusted EBITDA of $8.7 million for the first quarter of 2015, the decrease is primarily attributable to lower average inlet volumes at the processing facilities.
Tallgrass Energy GP, LP
TEGP's sole cash-generating asset is an approximate 30.35 percent controlling interest in Tallgrass Equity, LLC ("Tallgrass Equity"). Tallgrass Equity's sole cash-generating assets consist of direct and indirect partnership interests in Tallgrass Energy Partners, LP ("TEP"), described below:

•
100 percent of the outstanding membership interests in Tallgrass MLP GP, LLC ("TEP GP"), which owns the general partner interest in TEP as well as all of the TEP incentive distribution rights ("IDRs"). The general partner interest in TEP is represented by 834,391 general partner units, representing a 1.36 percent general partner interest in TEP at June 30, 2015.

•	20,000,000 common units of TEP, representing an approximately 32.57 percent limited partner interest in TEP at June 30, 2015.
Information on distributions to Tallgrass Equity, TEGP and TEGP's Class A shareholders is shown below (in thousands, except coverage and per share data):

Three Months Ended
June 30, 2015

TEP distributions to Tallgrass Equity
General partner interest	$627
IDRs	10,418
TEP common units owned by Tallgrass Equity	11,600
Total TEP distributions to Tallgrass Equity	$22,645
Less:
Cash interest expense attributable to Tallgrass Equity	(545)
General and administrative expenses attributable to Tallgrass Equity	(250)
Cash available for distribution by Tallgrass Equity	$21,850
Distributions to predecessor owners of pre-IPO available cash (1)	10,202
Distributions to TEGP of post-IPO available cash	3,484
Distributions to noncontrolling interests of post-IPO available cash	7,994
Total cash distributions by Tallgrass Equity	21,680
TEGP
Distributions received from Tallgrass Equity	3,484
Cash available for distribution to Class A shareholders	$3,484
Less:
Distributions to Class A shareholders	(3,484)
Amounts in excess of distributions	$—
Distribution coverage	1.00

Class A shares outstanding	47,725
Distribution per Class A share	$0.0730

(1)
Distributions received by Tallgrass Equity from TEP and TEP GP related to periods prior to the closing of TEGP’s initial public offering on May 12, 2015 will be paid to Tallgrass Development and the predecessor owners of Tallgrass Equity.

Conference Call
Please join Tallgrass Energy for a conference call and webcast to discuss second quarter 2015 results at 4 p.m. Central Time on Thursday, July 30, 2015. Interested parties may listen via a link posted on the Investor Relations section of our website and the replay will be available on our website for at least seven days following the live call.
About Tallgrass Energy Partners, LP
Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented Delaware limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. We currently provide natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through the Tallgrass Interstate Gas Transmission system, a FERC-regulated natural gas transportation and storage system located in Colorado, Kansas, Missouri, Nebraska and Wyoming, and a FERC-regulated natural gas pipeline system extending from the Colorado and Wyoming border to Beatrice, Nebraska. We provide crude oil transportation to customers in Wyoming, Colorado and the surrounding regions through our membership interest in Pony Express, which owns a crude oil pipeline commencing in Guernsey, Wyoming and terminating in Cushing, Oklahoma. We also provide services for customers in Wyoming at the Casper and Douglas natural gas processing facilities and the West Frenchie Draw natural gas treating facility, or, collectively, the Midstream Facilities, and we provide water business services to customers in Colorado and Texas through BNN Water Solutions, LLC. Our operations are strategically located in and provide services to certain key United States hydrocarbon basins, including the Denver-Julesburg, Powder River, Wind River, Permian and Hugoton-Anadarko Basins and the Niobrara, Mississippi Lime, Eagle Ford and Bakken shale formations.
About Tallgrass Energy GP, LP
Tallgrass Energy GP, LP (NYSE: TEGP) is a Delaware limited partnership that has elected to be treated as a corporation for U.S. federal income tax purposes. TEGP owns a controlling membership interest in Tallgrass Equity, LLC through its role as the sole managing member. Tallgrass Equity, LLC owns, both directly and through its ownership of the general partner of TEP, all of TEP's incentive distribution rights, 100 percent of the general partner interest in TEP and 20,000,000 TEP Common Units.
To learn more, please visit our website at www.tallgrassenergy.com.
TEP's Non-GAAP Measures
Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that TEP management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.
We believe that the presentation of Adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP, nor should Adjusted EBITDA and distributable cash flow be considered alternatives to available cash, operating surplus, distributions of available cash from operating surplus or other definitions in our partnership agreement. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

We define Adjusted EBITDA as net income excluding the impact of interest, income taxes, depreciation and amortization, non-cash income or loss related to derivative instruments, non-cash long-term compensation expense, impairment losses, gains or losses on asset or business disposals or acquisitions, gains or losses on the repurchase, redemption or early retirement of debt, and earnings from unconsolidated investments, but including the impact of distributions from unconsolidated investments. We define distributable cash flow as Adjusted EBITDA, plus preferred distributions received from Pony Express in excess of its distributable cash flow attributable to our net interest and adjusted for deficiency payments received from or utilized by Pony Express shippers, less cash interest expense, maintenance capital expenditures, and distributions to noncontrolling interests in excess of earnings allocated to noncontrolling interests. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Summary Financial Information" above.
Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include distribution growth guidance for the full year 2015 and the ability of the Tallgrass team to continue to successfully execute its plan in a challenging environment for the energy commodity markets. Forward looking statements may also include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of TEP, TEGP and their subsidiaries, including: the ability to pursue expansions and other opportunities for incremental volumes; natural gas and crude oil production growth in TEP's operating areas; expected future benefits of acquisitions or expansion projects; timing of anticipated spending on planned expenses and maintenance capital projects; and distribution rate and growth, including variability of quarterly distribution coverage. These statements are based on certain assumptions made by TEP and TEGP based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TEP and TEGP, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to TEP and TEGP’s financial performance and results, availability of sufficient cash flow to pay distributions and execute their business plans, the demand for natural gas storage, processing and transportation services and for crude oil transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas or transporting crude oil and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TEP and TEGP with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TEP and TEGP do not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Tallgrass Energy Partners, LP Financial Statements
TALLGRASS ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$1,778	$867
Accounts receivable, net	51,521	39,768
Receivable from related party	—	73,393
Gas imbalances	1,017	2,442
Inventories	15,162	13,045
Prepayments and other current assets	3,768	2,766
Total Current Assets	73,246	132,281
Property, plant and equipment, net	1,943,016	1,853,081
Goodwill	343,288	343,288
Intangible asset, net	100,506	104,538
Deferred financing costs, net	4,735	5,528
Deferred charges and other assets	16,651	18,481
Total Assets	$2,481,442	$2,457,197
LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$28,583	$62,329
Accounts payable to related parties	3,772	3,915
Gas imbalances	2,812	3,611
Derivative liabilities at fair value	41	—
Accrued taxes	12,206	3,989
Accrued liabilities	6,710	9,384
Deferred revenue	9,882	5,468
Other current liabilities	4,247	7,872
Total Current Liabilities	68,253	96,568
Long-term debt	706,000	559,000
Other long-term liabilities and deferred credits	6,342	6,478
Total Long-term Liabilities	712,342	565,478
Commitments and Contingencies
Equity:
Common unitholders (60,576,357 and 32,834,105 units issued and outstanding at June 30, 2015 and December 31, 2014, respectively)	1,629,223	800,333
Subordinated unitholder (0 and 16,200,000 units issued and outstanding at June 30, 2015 and December 31, 2014, respectively)	—	274,133
General partner (834,391 units issued and outstanding at June 30, 2015 and December 31, 2014)	(353,579)	(35,743)
Total Partners’ Equity	1,275,644	1,038,723
Noncontrolling interests	$425,203	$756,428
Total Equity	$1,700,847	$1,795,151
Total Liabilities and Equity	$2,481,442	$2,457,197

TALLGRASS ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands, except per unit amounts)
Revenues:
Sales of natural gas, NGLs, and crude oil	$20,011	$39,042	$41,880	$92,757
Natural gas transportation services	29,041	30,569	61,189	64,673
Crude oil transportation services	74,022	—	124,403	—
Processing and other revenues	9,896	7,709	20,173	14,669
Total Revenues	132,970	77,320	247,645	172,099
Operating Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	17,180	37,214	36,773	85,420
Cost of transportation services (exclusive of depreciation and amortization shown below)	13,492	5,288	24,207	10,405
Operations and maintenance	12,408	10,055	21,983	18,068
Depreciation and amortization	20,355	9,525	40,960	17,834
General and administrative	13,451	7,124	26,140	13,773
Taxes, other than income taxes	(271)	1,639	11,026	3,595
Loss on sale of assets	—	—	4,483	—
Total Operating Costs and Expenses	76,615	70,845	165,572	149,095
Operating Income	56,355	6,475	82,073	23,004
Other (Expense) Income:
Interest expense, net	(3,893)	(2,137)	(7,333)	(3,433)
Gain on remeasurement of unconsolidated investment	—	9,388	—	9,388
Equity in earnings of unconsolidated investment	—	273	—	717
Other income, net	769	729	1,481	1,669
Total Other (Expense) Income	(3,124)	8,253	(5,852)	8,341
Net income	53,231	14,728	76,221	31,345
Net (income) loss attributable to noncontrolling interests	(8,332)	558	997	1,065
Net income attributable to partners	$44,899	$15,286	$77,218	$32,410
Allocation of income to the limited partners:
Net income attributable to partners	$44,899	$15,286	$77,218	$32,410
Predecessor operations interest in net loss (income)	—	1,581	—	(2,643)
General partner interest in net income	(11,030)	(1,096)	(18,468)	(1,477)
Common and subordinated unitholders' interest in net income	33,869	15,771	58,750	28,290
Basic net income per common and subordinated unit	$0.56	$0.39	$1.04	$0.70
Diluted net income per common and subordinated unit	$0.55	$0.38	$1.02	$0.68
Basic average number of common and subordinated units outstanding	60,362	40,885	56,566	40,694
Diluted average number of common and subordinated units outstanding	61,225	41,905	57,404	41,624

TALLGRASS ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2015	2014
	(in thousands)
Cash Flows from Operating Activities:
Net income	$76,221	$31,345
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	42,867	18,470
Gain on remeasurement of unconsolidated investment	—	(9,388)
Noncash compensation expense	3,254	2,249
Loss on sale of assets	4,483	—
Changes in components of working capital:
Accounts receivable and other	(10,215)	4,142
Gas imbalances	189	831
Inventories	(6,068)	(867)
Accounts payable and accrued liabilities	2,183	(17,077)
Deferred revenue	4,198	1,673
Other operating, net	(4,894)	(253)
Net Cash Provided by Operating Activities	112,218	31,125
Cash Flows from Investing Activities:
Capital expenditures	(49,544)	(479,309)
Acquisition of additional 33.3% membership interest in Pony Express	(700,000)	—
Acquisition of Trailblazer	—	(150,000)
Acquisition of additional equity interests in Water Solutions	—	(7,600)
Other investing, net	(4,648)	(1,638)
Net Cash Used in Investing Activities	(754,192)	(638,547)
Cash Flows from Financing Activities:
Proceeds from public offering, net of offering costs	551,673	—
Borrowings under revolving credit facility, net	147,000	146,000
Contributions from Predecessor Member, net	—	460,400
Distributions to unitholders	(67,080)	(26,770)
Contribution from TD	—	27,488
Contributions from noncontrolling interests	16,294	—
Other financing, net	(5,002)	330
Net Cash Provided by Financing Activities	642,885	607,448
Net Change in Cash and Cash Equivalents	911	26
Cash and Cash Equivalents, beginning of period	867	—
Cash and Cash Equivalents, end of period	$1,778	$26

Tallgrass Energy GP, LP Financial Statements
TALLGRASS ENERGY GP, LP
CONDENSED CONSOLIDATING BALANCE SHEETS

	June 30, 2015			December 31, 2014
	TEP	Consolidating Adjustments (1)	TEGP	TEP	Consolidating Adjustments (1)	TEGP
	(in thousands)			(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$1,778	$500	$2,278	$867	$—	$867
Accounts receivable, net	51,521	—	51,521	39,768	—	39,768
Receivable from related party	—	—	—	73,393	—	73,393
Gas imbalances	1,017	—	1,017	2,442	—	2,442
Inventories	15,162	—	15,162	13,045	—	13,045
Prepayments and other current assets	3,768	—	3,768	2,766	—	2,766
Total Current Assets	73,246	500	73,746	132,281	—	132,281
Property, plant and equipment, net	1,943,016	—	1,943,016	1,853,081	—	1,853,081
Goodwill	343,288	—	343,288	343,288	—	343,288
Intangible asset, net	100,506	—	100,506	104,538	—	104,538
Deferred tax asset	—	441,584	441,584	—	—	—
Deferred financing costs, net	4,735	1,636	6,371	5,528	—	5,528
Deferred charges and other assets	16,651	—	16,651	18,481	—	18,481
Total Assets	$2,481,442	$443,720	$2,925,162	$2,457,197	$—	$2,457,197
LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$28,583	$—	$28,583	$62,329	$—	$62,329
Accounts payable to related parties	3,772	—	3,772	3,915	—	3,915
Gas imbalances	2,812	—	2,812	3,611	—	3,611
Derivative liabilities at fair value	41	—	41	—	—	—
Accrued taxes	12,206	—	12,206	3,989	—	3,989
Accrued liabilities	6,710	205	6,915	9,384	—	9,384
Deferred revenue	9,882	—	9,882	5,468	—	5,468
Other current liabilities	4,247	—	4,247	7,872	—	7,872
Total Current Liabilities	68,253	205	68,458	96,568	—	96,568
Long-term debt	706,000	147,000	853,000	559,000	—	559,000
Other long-term liabilities and deferred credits	6,342	—	6,342	6,478	—	6,478
Total Long-term Liabilities	712,342	147,000	859,342	565,478	—	565,478
Equity:
Total Partners' Capital	1,275,644	(866,959)	408,685	1,038,723	(891,857)	146,866
Noncontrolling interests	425,203	1,163,474	1,588,677	756,428	891,857	1,648,285
Total Equity	$1,700,847	$296,515	$1,997,362	$1,795,151	$—	$1,795,151
Total Liabilities and Equity	$2,481,442	$443,720	$2,925,162	$2,457,197	$—	$2,457,197

(1)	Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for TEGP.

TALLGRASS ENERGY GP, LP
CONDENSED CONSOLIDATING STATEMENTS OF INCOME

	Three Months Ended June 30, 2015			Three Months Ended June 30, 2014
	TEP	Consolidating Adjustments (1)	TEGP	TEP	Consolidating Adjustments (1)	TEGP
	(in thousands)			(in thousands)
Revenues:
Sales of natural gas, NGLs, and crude oil	$20,011	$—	$20,011	$39,042	$—	$39,042
Natural gas transportation services	29,041	—	29,041	30,569	—	30,569
Crude oil transportation services	74,022	—	74,022	—	—	—
Processing and other revenues	9,896	—	9,896	7,709	—	7,709
Total Revenues	132,970	—	132,970	77,320	—	77,320
Operating Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	17,180	—	17,180	37,214	—	37,214
Cost of transportation services (exclusive of depreciation and amortization shown below)	13,492	—	13,492	5,288	—	5,288
Operations and maintenance	12,408	—	12,408	10,055	—	10,055
Depreciation and amortization	20,355	—	20,355	9,525	—	9,525
General and administrative	13,451	250	13,701	7,124	—	7,124
Taxes, other than income taxes	(271)	—	(271)	1,639	—	1,639
Loss on sale of assets	—	—	—	—	—	—
Total Operating Costs and Expenses	76,615	250	76,865	70,845	—	70,845
Operating Income	56,355	(250)	56,105	6,475	—	6,475
Other (Expense) Income:
Interest expense, net	(3,893)	(586)	(4,479)	(2,137)	—	(2,137)
Gain on remeasurement of unconsolidated investment	—	—	—	9,388	—	9,388
Equity in earnings of unconsolidated investment	—	—	—	273	—	273
Other income, net	769	—	769	729	—	729
Total Other (Expense) Income	(3,124)	(586)	(3,710)	8,253	—	8,253
Net income before tax	53,231	(836)	52,395	14,728	—	14,728
Deferred income tax expense	—	(1,772)	(1,772)	—	—	—
Net income	53,231	(2,608)	50,623	14,728	—	14,728
less: Net income attributable to noncontrolling interests	(8,332)	(37,557)	(45,889)	558	(12,853)	(12,295)
Net income attributable to TEGP	$44,899	$(40,165)	$4,734	$15,286	$(12,853)	$2,433
Allocation of income for the three months ended June 30, 2015:
Net income attributable to TEGP from the beginning of the period to May 11, 2015			$2,271
Net income attributable to TEGP from May 12, 2015 to June 30, 2015			2,463
Basic and diluted net income per Class A share			$0.05
Basic and diluted average number of Class A shares outstanding			47,725

(1)	Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for TEGP.

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014
	TEP	Consolidating Adjustments (1)	TEGP	TEP	Consolidating Adjustments (1)	TEGP
	(in thousands)			(in thousands)
Revenues:
Sales of natural gas, NGLs, and crude oil	$41,880	$—	$41,880	$92,757	$—	$92,757
Natural gas transportation services	61,189	—	61,189	64,673	—	64,673
Crude oil transportation services	124,403	—	124,403	—	—	—
Processing and other revenues	20,173	—	20,173	14,669	—	14,669
Total Revenues	247,645	—	247,645	172,099	—	172,099
Operating Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	36,773	—	36,773	85,420	—	85,420
Cost of transportation services (exclusive of depreciation and amortization shown below)	24,207	—	24,207	10,405	—	10,405
Operations and maintenance	21,983	—	21,983	18,068	—	18,068
Depreciation and amortization	40,960	—	40,960	17,834	—	17,834
General and administrative	26,140	250	26,390	13,773	—	13,773
Taxes, other than income taxes	11,026	—	11,026	3,595	—	3,595
Loss on sale of assets	4,483	—	4,483	—	—	—
Total Operating Costs and Expenses	165,572	250	165,822	149,095	—	149,095
Operating Income	82,073	(250)	81,823	23,004	—	23,004
Other (Expense) Income:
Interest expense, net	(7,333)	(586)	(7,919)	(3,433)	—	(3,433)
Gain on remeasurement of unconsolidated investment	—	—	—	9,388	—	9,388
Equity in earnings of unconsolidated investment	—	—	—	717	—	717
Other income, net	1,481	—	1,481	1,669	—	1,669
Total Other (Expense) Income	(5,852)	(586)	(6,438)	8,341	—	8,341
Net income before tax	76,221	(836)	75,385	31,345	—	31,345
Deferred income tax expense	—	(1,772)	(1,772)	—	—	—
Net income	76,221	(2,608)	73,613	31,345	—	31,345
less: Net income attributable to noncontrolling interests	997	(64,754)	(63,757)	1,065	(27,339)	(26,274)
Net income attributable to TEGP	$77,218	$(67,362)	$9,856	$32,410	$(27,339)	$5,071
Allocation of income for the six months ended June 30, 2015:
Net income attributable to TEGP from the beginning of the period to May 11, 2015			$7,393
Net income attributable to TEGP from May 12, 2015 to June 30, 2015			2,463
Basic and diluted net income per Class A share			$0.05
Basic and diluted average number of Class A shares outstanding			47,725

(1)	Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for TEGP.

CONTACT:
Investor and Financial Inquiries
Nate Lien
(913) 928-6012
investor.relations@tallgrassenergylp.com

Media and Trade Inquiries
Phyllis Hammond
(913) 928-6014
media.relations@tallgrassenergylp.com